EXHIBIT 10.11

                          PLACEMENT AGREEMENT/EQUITY LINE



                        Dated as of: December 29 , 2000
May Davis Group, Inc.
One World Trade Center - Suite 8735
New York, New York, 10048

Ladies and Gentlemen:

The undersigned, Forefront Inc., (the "Company"), hereby agrees with May Davis Group, Inc. ("May Davis") as follows:

1. Offering. The Company hereby engages May Davis to act as its exclusive placement agent in connection with the Credit Agreement (as defined herein) for the issuance and sale by Forefront (the "Offering") of Forefront's Common Stock, $0.001 par value per share (the "Common Stock"), at a price per share equal to the Purchase Price, as that term is defined in the Equity Line of Credit Agreement dated the date hereof between Forefront and the investor named therein ( the "Credit Agreement"), for an aggregate price of up to $10,000,000. All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them as in the Credit Agreement. The Investor will be granted certain registration rights with respect to the Common Stock as more fully set forth in the Registration Rights Agreement between Forefront and the Investor dated the date hereof, and May Davis will be granted common stock of the Company described herein. The documents to be executed and delivered in connection with the Offering, including but not limited to this Agreement, the Credit Agreement, the Registration Rights Agreement, the Escrow
Agreement, (as hereinafter defined) are referred to sometimes hereinafter collectively as the "Offering Materials." Forefront's Common Stock and there are sometimes referred to hereinafter collectively as the "Securities." May Davis shall not be obligated to sell any Securities and this Offering by May
Davis  shall  be  solely  on  a  "best  efforts  basis."

2.  Information.

A. Upon the occurrence of each Closing, the funds received in respect of the shares of Common Stock purchased by the Investor will be disbursed in accordance with the terms of the Credit Agreement, net of (i) legal fees and other expenses related thereto due at the initial Closing to May Davis's counsel, Butler Gonzalez LLP, in the amount of Twelve Thousand Dollars ($12,000), which shall be payable in two installments of Six Thousand Dollars ($6,000) from each of the first two Closings. In the event the Investor does not perform as required by the Equity Credit Line Agreement a the legal fees may be returned to the Company.

B. In addition to the foregoing compensation, Forefront shall pay to May Davis upon the execution of the Credit Agreement the following: (i) warrants to purchase five million (5,000,000) shares of Forefront's Common Stock common stock at an exercise price of one hundred and ten percent (110%) of the Closing Bid Price of the Company's Common Stock on the day of Closing. The exercise price will be reset six (6) months from the Closing Date to 110% of the then current Closing Bid Price if the Stock on that day is below its price on the Closing Date. May Davis shall be entitled to certain demand registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock pursuant to a registration rights agreement in substantially the same form annexed hereto (the "Registration Rights Agreement");(ii) May Davis shall receive as cash compensation an amount equal to four and one half percent (4.5%) of the gross proceeds of each advance to the Company pursuant to the Credit Agreement; and (iii) upon Closing the Company shall issue to May Davis restricted shares of Forefront's Common Stock equal to the value of the Equity Line of Credit Agreement.

3. Representations, Warranties and Covenants of May Davis.

A. May Davis represents, warrants and covenants as follows:

(i) May Davis has the necessary power to enter into this Agreement, the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.

(ii) The execution and delivery by May Davis of this Agreement, and the consummation of the transactions contemplated herein and therein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which May Davis is a party or by which May Davis or its properties are bound, or any judgment, decree, order or, to May Davis's knowledge, any statute, rule or regulation applicable to May Davis. This Agreement, executed and delivered by May Davis, will constitute the legal, valid and binding obligations of May Davis, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy.

(iii) Upon receipt of an executed Credit Agreement, a Registration Rights Agreement and Escrow Agreement and the documents related thereto, May Davis will, through the Escrow Agent, promptly forward copies of the Credit Agreement, Registration Rights Agreement and Escrow Agreement and the documents related thereto to the Company or its counsel.

(iv) May Davis will not deliver any documents related to the Offering to any person it does not reasonably believe to be an Accredited Investor.

(v) May Davis will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the 1933 Act, the 1934 Act, the respective rules and regulations promulgated there under (the "Rules and Regulations") or applicable "Blue Sky" laws of any state or jurisdiction.

(vi) May Davis shall use all reasonable efforts to determine (a) whether the Investor is an Accredited Investor and (b) that any information furnished by the Investor is true and accurate. May Davis shall have no obligation to insure that
(x) any check, note, draft or other means of payment for the Common Stock will be honored, paid or enforceable against the Investor in accordance with its terms, or (y) subject to the performance of May Davis's obligations and the accuracy of May Davis's representations and warranties hereunder, (1) the Offering is exempt from the registration requirements of the 1933 Act or any applicable state "Blue Sky" law or (2) the Investor is an Accredited Investor.

(vii) May Davis is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the 1934 Act and under the securities laws of the states in which the Securities will be offered or sold by May Davis, unless an exemption for such state registration is available to May Davis. May Davis is in compliance with all material rules and regulations applicable to May Davis generally and applicable to May Davis's participation in the Offering.

  4.  Representations and Warranties of Forefront.

A.  Forefront represents and warrants as follows:

(i) The execution, delivery and performance of each of this Agreement, the Credit Agreement, the Escrow Agreement, and the Investor's Registration Rights Agreement has been or will be duly and validly authorized by Forefront and is, or with respect to this Agreement, the Credit Agreement, the Escrow Agreement, and the Investor's Registration Rights Agreement will be, a valid and binding agreement of Forefront, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy. The Securities to be issued pursuant to the transactions contemplated by this Agreement, the Credit Agreement have been duly authorized and, when issued and paid for in accordance with (x) this Agreement, the Credit Agreement and the certificates/instruments representing such Securities, (y) will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that
(1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, and (2) the enforceability thereof is subject to general principles of equity. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.

(ii) Forefront has a duly authorized, issued and outstanding capitalization as set forth in the Credit Agreement. Forefront is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and the agreements described herein and as described in the Credit Agreement. All issued and outstanding securities of Forefront, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of Forefront. Forefront has 160,000,000 shares of authorized Common Stock, approximately 116,000,000 of which will be issued and outstanding as of the date hereof.

(iii) The Common Stock to be issued in accordance with Credit Agreement has been duly authorized and when issued and paid for in accordance with the this Agreement, the Credit Agreement, and the certificates/instruments representing such Common Stock, will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

(iv) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation any real or personal property stated in the Offering Materials to be owned or leased by Forefront), free and clear of all liens, encumbrances, claims, security interests and defects of any material nature whatsoever, other than those set forth in the Offering Materials and liens for taxes not yet due and payable.

(v) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company, except as set forth in the Offering Materials.

(vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. Except as set forth in the Offering Materials, the Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. Forefront is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Offering Materials. Any disclosures in the Offering Materials concerning the effects of foreign, federal, state and local regulation on the Company's businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. Forefront has all corporate power and authority to enter into this Agreement, the Credit Agreement, the Registration Rights Agreement, the Escrow Agreement, to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Securities or execution and delivery of the Credit Agreement, Registration Rights Agreement, the Escrow Agreement, except for applicable federal and state securities laws. The Company, since its inception, has not incurred any liability arising under or as a result of the application of any of the provisions of the 1933 Act, the 1934 Act or the Rules and Regulations.

(vii) There has been no material adverse change in the condition or prospects of the Company, financial or otherwise, from the latest dates as of which such condition or prospects, respectively, are set forth in the Offering Materials, and the outstanding debt, the property and the business of Forefront conform in all material respects to the descriptions thereof contained in the Offering Materials.

(viii) Except as set forth in the Offering Materials, Forefront is not in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. Forefront is not in violation of any provision of its charter or by-laws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any material statute, rule or regulation. Neither the execution and delivery of this Agreement, the Credit Agreement, the Registration Rights Agreement, the Escrow
Agreement, nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated herein or in the Credit Agreement, the Registration Rights Agreement, the Escrow Agreement, nor the compliance by Forefront with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except (a) where such default, lien, charge or encumbrance would not have a material adverse effect on Forefront and (b) as described in the Offering Materials; nor will such action result in any violation of the provisions of the charter or the by-laws of Forefront or, assuming the due performance by May Davis of its obligations hereunder, any material statute or any material order, rule or regulation applicable to Forefront of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(ix) Subsequent to the dates as of which information is given in the Offering Materials, and except as may otherwise be indicated or contemplated herein or therein, Forefront has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (b) entered into any transaction other than in the ordinary course of business, or (c) declared or paid any dividend or made any other distribution on or in respect of its capital stock. Except as described in the Offering Materials, Forefront has no outstanding obligations to any officer or director of the Company.

(x) There are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Common Stock or any other arrangements, agreements or understandings that may affect May Davis's compensation, as determined by the National Association of Securities Dealers, Inc.

(xi) Forefront owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by Forefront) and, except as set forth in the Offering Materials, there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of Forefront's businesses (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by Forefront) except any claim or action that would not have a material adverse effect on the Company; Forefront's current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

(xii) Except as described in the Offering Materials, Forefront is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.

(xiii) Subject to the performance by May Davis of its obligations hereunder, the Credit Agreement and the offer and sale of the Securities comply, and will continue to comply, up to the Commitment Period (as defined in the Credit Agreement) in all material respects with the requirements of Rule 506 of Regulation D promulgated by the SEC pursuant to the 1933 Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Materials nor any amendment or supplement thereto nor any documents prepared by Forefront in connection with the Offering will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Materials are true and correct as of the date of the Offering Materials and will be true and correct on the date of the Closing.

(xiv) All material taxes which are due and payable from Forefront have been paid in full or adequate provision has been made for such taxes on the books of the Company except for those taxes disputed in good faith Forefront does not have any tax deficiency or claim outstanding assessed or proposed against it.

(xv) None of the Company nor any of its officers, directors, employees or agents, nor any other person acting on behalf of Forefront, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of Forefront (or assist it in connection with any actual or proposed transaction) which (A) might subject Forefront to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Offering Materials, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

     5.     Certain Covenants and Agreements of Forefront.
The Company covenants and agrees at its expense and without any expense to May Davis as follows:

A. To advise May Davis of any material adverse change in Forefront's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Materials occurring at any time prior to any Advance Date as soon as Forefront is either informed or becomes aware thereof.

B. To use its best efforts to cause the Common Stock issuable in connection with the Credit Agreement to be qualified or registered for sale on terms consistent with those stated in the Investor's Registration Rights Agreement, and under the securities laws of such jurisdictions as May Davis and the Investor shall reasonably request, provided that such states and jurisdictions do not require Forefront to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of Forefront.

C. Upon written request, to provide and continue to provide the to each holder of Securities, copies of all quarterly financial statements and audited annual financial statements prepared by or on behalf of Forefront, other reports prepared by or on behalf of Forefront for public disclosure and all documents delivered to the Company's stockholders.

D. To deliver, during the Commitment Period, to May Davis, upon May Davis's request, in the manner provided in Section 10(B) of this Agreement, within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the first quarter ending after the Commitment Period, a statement of its income for each such quarterly period, and its balance sheet and a statement of changes in stockholders' equity as of the end of such quarterly period, all in reasonable detail, certified by its principal financial or accounting officer; (ii) within ninety (90) days after the close of each fiscal year, its balance sheet as of the close of such fiscal year, together with a statement of income, a statement of changes in stockholders' equity and a statement of cash flow for such fiscal year, such balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flow to be in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors if audited financial statements are prepared; and (iii) a copy of all documents, reports and information furnished to its stockholders at the time that such documents, reports and information are furnished to its stockholders.

E. To comply with the terms of the Credit Agreement, the Registration Rights Agreement, and the Escrow Agreement.

F. To issue to May Davis, or May Davis's designee, upon the execution of the Credit Agreement, warrants to purchase 5,000,000 shares of Common Stock in the form substantially as annexed hereto, and 400,000 restricted Shares of the Company's Common Stock.

G. To ensure that any transactions between or among Forefront, or any of its officers, directors and affiliates be on terms and conditions that are no less favorable to Forefront, than the terms and conditions that would be available in an "arm's length" transaction with an independent third party.

6. Indemnification.

A. Forefront hereby agrees that it will indemnify and hold May Davis and each officer, director, shareholder, employee or representative of May Davis, and each person controlling, controlled by or under common control with May Davis within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the SEC's rules and regulations promulgated there under (the "Rules and Regulations"), harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which May Davis or such indemnified person of May Davis may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) Section 4 of this Agreement, (b) the Offering Materials (except those written statements relating to May Davis given by an indemnified person for inclusion therein), (c) any application or other document or written communication executed by Forefront or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (a), (b) or (c) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by Forefront in this Agreement. Forefront further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which Forefront has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6(A), any such payment or reimbursement by Forefront of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against May Davis or such indemnified person as a direct result of May Davis or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

B. May Davis hereby agrees that it will indemnify and hold Forefront and each officer, director, shareholder, employee or representative of Forefront, and each person controlling, controlled by or under common control with Forefront within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which Forefront or such indemnified person of Forefront may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of May Davis or its officers, employees or representatives in its acting as Placement Agent for the Offering or (ii) the breach of any representation, warranty, covenant or agreement made by May Davis in this Agreement (iii) any false or misleading information provided to Forefront by one of the May Davis indemnified persons.

C. Promptly after receipt by an indemnified party of notice of commencement of any action covered by Section 6(A) or 6(B), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section 6(A) or 6(B) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

D. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(A) or 6(B) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, Forefront and May Davis shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that May Davis shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to May Davis and Forefront shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(D), any person controlling, controlled by or under common control with May Davis, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as May Davis and each person controlling, controlled by or under common control with Forefront within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each officer of Forefront and each director of the Company shall have the same rights to contribution as Forefront. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this
Section 6(D), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this
Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

     7.     Payment of Expenses.

The Company hereby agrees to bear all of the expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of Offering Materials, registrar and transfer agent fees, Escrow Agent fees and expenses, fees of Forefront's counsel and accountants, issue and transfer taxes, if any.

     8.     Conditions of Each Closing

Each Closing shall be held at the offices of May Davis or its counsel. The obligations of May Davis hereunder shall be subject to the continuing accuracy of the representations and warranties of Forefront herein as of the date hereof and as of each Advance Date with respect to Forefront as if it had been made on and as of such Advance Date; the accuracy on and as of each Advance Date of the statements of the officers of Forefront made pursuant to the provisions hereof; and the performance by Forefront on and as of each Closing of its covenants and obligations hereunder and to the following further conditions:

A. At each Closing, May Davis shall receive the opinion of counsel, Mr. Rossi, dated as of the date of the Closing, which opinion shall be in form and substance reasonably satisfactory to counsel for May Davis.

B. At or prior to each Closing, counsel for May Davis shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the Offering Materials, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

C. At and prior to each Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of Forefront from the latest dates as of which such condition is set forth in the Offering Materials; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by Forefront which has not been disclosed in the Offering Materials or to May Davis in writing; (iii) except as set forth in the Offering Materials, Forefront shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iv) except as set forth in the Offering Materials, Forefront shall not have issued any securities (other than those to be issued as provided in the Offering Materials) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as indicated in the Offering Materials; and (v) no action, suit or proceeding, at law or in equity, against Forefront or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the Offering Materials.

D. At each Closing, May Davis shall have received a certificate of Forefront signed by an executive officer and chief financial officer, dated as of the applicable Advance Date, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the applicable Advance Date, the representations and warranties of Forefront set forth herein are true and correct.

E. At the initial Closing, Forefront shall have duly executed and delivered to May Davis, or its designees, a Warrant to purchase Forefront's common stock, in the names and denominations specified by May Davis.

9. Termination.

This Agreement shall be co-terminus with, and terminate upon the same terms and conditions as those set forth in, the Credit Agreement. The rights of the Investor and the obligations of the Company under the Registration Rights Agreement, and the rights of May Davis and the obligations of Forefront under the Placement Agent's Warrants and the Placement Agent's Registration Rights Agreement shall survive the termination of this Agreement unabridged.

10. Miscellaneous.

A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed ( upon confirmation of receipt received by the sending party), addressed as follows:

                         To May Davis:
                         May Davis Group, Inc.
                         One World Trade Center - Suite 8735
                         New York, New York  10048
                         Attention: Michael Jacobs

                         with a copy to:
                         Butler Gonzalez LLP
                         1000 Stuyvesant Avenue
                         Suite #6
                         Union, NJ  07083
                         Fax: (908) 810-0973
                         Attention: David Gonzalez, Esq.

                         To Forefront:

                         Forefront, Inc.
                         Attention Santu Rohatgi
                         1413 S. Howard
                         Suite 104
                         Tampa, FL  33606

or to such other address of which written notice is given to the others.

C. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.


[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                                  FOREFRONT INC.

By:_______________________________
Name:   Santu Rohatgi
Title:  President

MAY DAVIS GROUP, INC.



By:________________________
Name:  Michael Jacobs
Title: Managing Director
       SCHEDULE A


WARRANT HOLDER                                            AMOUNT

The May Davis Group, Inc.                                  all


                                   EXHIBIT 21
                              LIST OF SUBSIDIARIES


A.  Forefront  Technologies,  Inc.,  a  Florida  corporation.